Exhibit 23.1

                         CONSENT OF INDEPENDENT AUDITORS


We hereby consent to the incorporation by reference in the Registration Statement on Form S-8 (No. 333-103818) of Ameren Corporation of our report dated June 23, 2003 relating to the financial statements of the Employees' Savings Plan of Central Illinois Light Company, which appears in this Form 11-K.


/s/ PricewaterhouseCoopers LLP
PricewaterhouseCoopers LLP
St. Louis, Missouri
June 30, 2003